                                                                     EXHIBIT 8-1



                           SIDLEY AUSTIN BROWN & WOOD

      DALLAS                      BANK ONE PLAZA                     BEIJING
      ------                   10 S. DEARBORN STREET                 ------
    LOS ANGELES              CHICAGO, ILLINOIS 60603                 GENEVA
      ------                  TELEPHONE 312 853 7000                 ------
      NEW YORK                FACSIMILE 312 853 7036                HONG KONG
      ------                      www.sidley.com                     ------
   SAN FRANCISCO                                                     LONDON
      ------                       FOUNDED 1866                      ------
  WASHINGTON, D.C.                                                   SHANGHAI
                                                                     ------
                                                                    SINGAPORE
                                                                     ------
                                                                     TOKYO


                                January 8, 2003



Commonwealth Edison Company
10 South Dearborn, 37th Floor
Chicago, Illinois  60680-5379


                      Re:    Commonwealth Edison Company
                             ComEd Financing III

Dear Ladies and Gentlemen:

     We have acted as United States tax counsel to (1) Commonwealth Edison Company, an Illinois corporation (the "Company"), and (2) ComEd Financing III ("ComEd Financing"), a statutory trust formed under the laws of the State of Delaware, in connection with the preparation of Amendment No. 2 to a Registration Statement on Form S-3 (such amended Registration Statement, including the prospectus supplement relating to the Company's first mortgage bonds that was a part thereof, is referred to herein as the "Amended Registration Statement") which was filed by the Company and ComEd Financing with the Securities and Exchange Commission (the "Commission") on December 20, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) first mortgage bonds, notes, cumulative preference stock and trust debentures of the Company and (ii) preferred securities of ComEd Financing and related guarantees of the Company.

     We are familiar with the proceedings to date with respect to the Amended Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have assumed that there will be no change in the laws currently applicable to the Company and ComEd Financing and that such laws will be the only laws applicable to the Company and ComEd Financing.


     Based upon and subject to the foregoing, the statements set forth in the Amended Registration Statement under the headings "Certain United States Federal Income Tax Consequences," "Description of Bonds--Certain United States Federal Income Tax Consequences," "Description of Notes--Certain United States Federal Income Tax Consequences" and "Description of Trust Preferred Securities--Certain United States Federal

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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO


Commonwealth Edison Company
January 8, 2003
Page 2




Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, represent our opinion.


     In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the law of the United States of America.




     This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.


     We hereby consent to the filing of this opinion with the Commission as
Exhibit 8-1 to the Amended Registration Statement. We also consent to the use of our name under the headings "Certain United States Federal Income Tax Consequences" and "Description of Trust Preferred Securities-Certain United States Federal Income Tax Consequences" in the Amended Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.


                                             Very truly yours,



                                             /s/ Sidley Austin Brown & Wood